Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Representations and Warranties" and "Financial Highlights" in the Information Statement/Prospectus included in this Registration Statement (Form N-14) of Voya Partners Inc. and Voya Investors Trust.

We consent to the incorporation by reference of our report dated February 28, 2024, with respect to the financial statements and financial highlights of Voya Balanced Portfolio (the fund constituting Voya Balanced Portfolio Inc.), Voya Strategic Allocation Conservative Portfolio and Voya Strategic Allocation Growth Portfolio (two of the funds constituting Voya Strategic Allocation Portfolios, Inc.), Voya Balanced Income Portfolio (one of the funds constituting Voya Investors Trust) and Voya Solution Moderately Conservative Portfolio, Voya Solution Conservative Portfolio and Voya Solution Aggressive Portfolio (three of the funds constituting Voya Partners Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2023 into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 24, 2024